EXHIBIT 10.20
MUTUAL RELEASE AND TERMINATION
AGREEMENT

THIS MUTUAL RELEASE AND TERMINATION AGREEMENT, by Recap Marketing and Consulting, LLC, Hunter M. A. Carr, and Donald W. Sapaugh (collectively “Recap”) and ATSI Communications, Inc., a Nevada corporation (“ATSI”), is made and entered into this the 1st day of June, 2005, with the following covenants, agreements, understandings and promises having been made by RECAP to ATSI and by ATSI to RECAP

WHEREAS, RECAP entered into a Consulting Agreement with ATSI on October 13, 2003 (“Consulting Agreement”), and

WHEREAS, ATSI extended the Consulting Agreement on November 1, 2004 for a period of 6 months (“Extension”), and

WHEREAS, ATSI and RECAP amended the Consulting Agreement on March 1, 2005, and

WHEREAS, ATSI and RECAP are mutually terminating the Consulting Agreement and agree to the following:

1.  ATSI shall terminate RECAP’s Agreement to provide certain consulting services effective August 1, 2005, and shall pay RECAP based upon the schedule attached hereto entitled Exhibit A.

2.  RECAP does hereby release ATSI and all related entities and their officers, directors, agents, representatives, successors and assigns of and from any and all claims RECAP might otherwise have on account of its contract for services with ATSI. Further, RECAP hereby knowingly waives any claims it might have under any state or federal law or statute related to its Consulting Agreement.
3.  ATSI does hereby release RECAP and all related representatives, successors and assigns of and from any and all claims ATSI might otherwise have on account of its relationship with RECAP. Further, ATSI hereby knowingly waives any claims it might have under any state or federal law or statute related to its Consulting Agreement.

4.  The parties agree to treat the terms of this agreement in a confidential manner to the greatest extent legally permissible and reasonably possible. ATSI may disclose the terms of this agreement only to its attorney, board, or senior management.

5. ATSI and RECAP declares that they execute this Agreement based on their own knowledge and investigation of the facts concerning any claims that they might have, that this Release is not executed in reliance upon any statement made by any person or party hereby released, nor is it executed in reliance upon any statement of any person connected with, or represented by, any of said persons or entities hereby released.

7. The terms of this Agreement shall be construed under the laws of Harris County, the State of Texas.

8.  This Agreement contains the entire agreement between the parties hereto and the terms hereof are contractual and not merely recitals.

9.  Both parties agree to resolve any and all disputes which may arise from this Agreement or any prior Agreement, via binding arbitration. Such arbitration may be initiated by either party, by providing written notice of breach or a dispute which remains unresolved for a period of at least ten (10) days.

WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

RECAP
Marketing and Consulting, LLC, and individually
Donald W. Sapaugh and Hunter M. A. Carr

By: /S/ Donald W. Sapaugh   Date:  06/01/05
Donald W. Sapaugh

By: /S/ Hunter M. A. Carr                    Date: 06/01/05
Hunter M. A. Carr

ATSI Communications, Inc.
A Nevada Corporation

By: /S/ Arthur L. Smith                        Date: 06/01/05
      Arthur L. Smith
Its: CEO & President

Exhibit A

Settlement Warrant Payments

Donald W. Sapaugh
Hunter M. A. Carr

					Shares to
Total Warrants Outstanding	Price	Proposal		Shares Owed	be Converted

683,500	$0.50	$0.25	$170,875		683,500
100,000	$0.75	$0.20	$20,000		100,000
			$190,875
Note Payable			$83,250	361,957	(361,957)
Additional Cash to Company (based upon conversion)			$107,625
Interest Payable - Warrants				110,000

Total Shares				471,957	421,543

Total shares to be issued upon execution of this Agreement 471,957

Total shares remaining to be issued upon payment of warrants above 421,543 ($107,625)

Initials

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